Exhibit 99.1

Great Elm Capital Corp. Announces Third Quarter 2022 Financial Results

Company to Host Quarterly Conference Call and Webcast at 11:00 AM ET Today

WALTHAM, Mass., November 3, 2022 – Great Elm Capital Corp. (“we,” “us,” “our,” the “Company” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the third quarter ended September 30, 2022.

Financial and Operating Highlights

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Formed Great Elm Healthcare Finance, a specialty asset-based lending platform led by industry veteran Mike Gervais, to provide capital to healthcare-related businesses across the U.S.
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Modest increase in portfolio fair value in the third quarter as compared to the second quarter.
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Net investment income (“NII”) for the quarter ended September 30, 2022 was $1.1 million, or $0.14 per share.
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NII was impacted by costs and expenses related to the formation of Great Elm Healthcare Finance as well as certain legacy investments.
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Net assets were $95.5 million on September 30, 2022, as compared to $97.6 million on June 30, 2022, and $99.4 million on September 30, 2021.
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NAV per share was $12.56 as of September 30, 2022, as compared to $12.84 as of June 30, 2022, and $22.17 as of September 30, 2021.
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GECC’s asset coverage ratio was approximately 165.5% as of September 30, 2022, as compared to 166.9% as of June 30, 2022, and 163.8% as of September 30, 2021.
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The Board of Directors has approved a quarterly dividend of $0.45 per share for the fourth quarter of 2022, equating to a 14.3% annualized yield on September 30, 2022 NAV per share.

Management Commentary

“Our portfolio value remained resilient in the face of a challenging market and economic backdrop,” said Matt Kaplan, GECC’s Chief Executive Officer. “NII was adversely impacted in the quarter by elevated costs and expenses largely related to legacy positions and the creation of our Healthcare lending platform. We continue to work on building our Specialty Finance pipeline and positioning our platforms for consistent and durable growth. We remain disciplined with respect to deploying capital as we look to further grow our diverse portfolio and ultimately increase our NII and NAV.”

Financial Highlights – Per Share Data(1)

	Q3/2021[1]	Q4/2021[1]	Q1/2022[1]	Q2/2022[1]	Q3/2022[1]
Earnings Per Share (“EPS”)	($0.79)	($4.95)	($1.12)	($0.87)	$0.18
Net Investment Income (“NII”) Per Share	$0.39	$1.58	$1.31	$0.23	$0.14
Pre-Incentive Net Investment Income Per Share	$0.49	$0.42	$0.24	$0.23	$0.14
Net Realized and Unrealized Gains / (Losses) Per Share	($1.18)	($6.53)	($2.43)	($1.10)	$0.04
Net Asset Value Per Share at Period End	$22.17	$16.63	$15.06	$12.84	$12.56
Distributions Paid / Declared Per Share	$0.60	$0.60	$0.60	$0.45	$0.45

Portfolio and Investment Activity

As of September 30, 2022, GECC held total investments of $217.0 million at fair value, as follows:

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42 debt investments in corporate credit, totaling approximately $147.8 million and representing 68.1% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
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8 debt investments in specialty finance, totaling approximately $25.6 million and representing 11.8% of the fair market value of the Company’s total investments.
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3 income generating equity investments in specialty finance companies, totaling approximately $25.7 million, representing 11.9% of the fair market value of the Company’s total investments.
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2 income generating preferred equity investments totaling approximately $11.2 million and 2 income generating closed-end funds totaling approximately $2.7 million, representing 6.4% of the fair market value of the Company’s total investments.
•
Other equity investments, totaling approximately $4.0 million, representing 1.8% of the fair market value of the Company’s total investments.

As of September 30, 2022, the weighted average current yield on the Company’s debt portfolio was 11.6%. Floating rate instruments comprised approximately 48.3% of the fair market value of debt investments (compared to 33.4% as of June 30, 2022) and the Company’s fixed rate debt investments had a weighted average maturity of 3.4 years.

During the quarter ended September 30, 2022, we deployed approximately $39.9 million into 24 investments(2) at a weighted average current yield of 12.1% with approximately 60% of deployments in floating rate investments.

During the quarter ended September 30, 2022, we monetized, in part or in full, 26 investments for approximately $28.4 million(3), at a weighted average current yield of 9.5%. Monetizations include $23.6 million of mandatory debt paydowns and redemptions at a weighted average current yield of 9.7%. Sales aggregated $4.8 million at a weighted average current yield of 8.5%. Approximately 90% of monetizations were of fixed rate investments.

Financial Review

Total investment income for the quarter ended September 30, 2022 was $6.0 million, or $0.79 per share. Net expenses for the quarter ended September 30, 2022 were approximately $4.9 million, or $0.65 per share.

Net realized and unrealized gains for the quarter ended September 30, 2022 were approximately $0.3 million, or $0.04 per share.

Liquidity and Capital Resources

As of September 30, 2022, cash and money market securities totaled approximately $21.3 million, exclusive of holdings of United States Treasury Bills.

Total debt outstanding (par value) as of September 30, 2022 was $145.9 million, comprised of 6.50% senior notes due June 2024 (NASDAQ: GECCN), 6.75% senior notes due January 2025 (NASDAQ: GECCM), and 5.875% senior notes due June 2026 (NASDAQ: GECCO). The Company also has a $25.0 million revolving credit facility due May 2024, which was undrawn as of September 30, 2022.

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.45 per share for the quarter ending December 31, 2022. The fourth quarter distribution will be payable on December 30, 2022 to stockholders of record as of December 15, 2022.

The distribution equates to a 18.0% annualized dividend yield on the Company’s closing market price on November 2, 2022 of $9.98 and a 14.3% annualized dividend yield on the Company’s September 30, 2022 NAV of $12.56 per share.

Conference Call and Webcast

GECC will discuss these results in a conference call on Thursday, November 3, 2022 at 11:00 a.m. ET.

Conference Call Details

Date/Time: Thursday, November 3, 2022 – 11:00 a.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website at

http://www.investor.greatelmcc.com/events-and-presentations/presentations after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the Investor Relations section of GECC’s website or by clicking on the conference call link:

https://edge.media-server.com/mmc/p/24c6xpze

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) The per share figures are based on a weighted average outstanding share count for the respective period following the 6-for-1 reverse stock split effective on February 28, 2022.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Investor Relations Contact:

Garrett Edson

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

		September 30, 2022	December 31, 2021
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $175,873 and $175,800, respectively)		$169,552	$164,203
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $69,680 and $199,995, respectively)		69,676	199,995
Affiliated investments, at fair value (amortized cost of $13,436 and $129,936, respectively)		2,686	10,861
Controlled investments, at fair value (amortized cost of $41,924 and $32,649, respectively)		44,775	37,085
Total investments		286,689	412,144

Cash and cash equivalents		1,502	9,132
Restricted cash		-	13
Receivable for investments sold		452	766
Interest receivable		3,049	1,811
Dividends receivable		827	1,540
Due from portfolio company		1	136
Due from affiliates		-	17
Deferred financing costs		265	376
Prepaid expenses and other assets		343	379
Total assets		$293,128	$426,314

Liabilities
Notes payable (including unamortized discount of $3,071 and $3,935, respectively)		$142,862	$141,998
Payable for investments purchased		53,132	203,575
Interest payable		58	29
Accrued incentive fees payable		-	4,854
Due to affiliates		974	1,012
Accrued expenses and other liabilities		586	290
Total liabilities		$197,612	$351,758

Commitments and contingencies (Note 7)		$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 7,601,958 shares issued and outstanding and 4,484,278 shares issued and outstanding, respectively)	(1)	$76	$45
Additional paid-in capital		284,359	245,531
Accumulated losses		(188,919)	(171,020)
Total net assets		$95,516	$74,556
Total liabilities and net assets		$293,128	$426,314
Net asset value per share	(1)	$12.56	$16.63

Authorized, issued and outstanding shares of common stock and net asset value per share have been adjusted for the periods prior to February 28, 2022 to reflect the six-for-one reverse stock split effected on that date on a retroactive basis.

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2022	2021	2022	2021
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments		$4,221	$3,765	$10,496	$9,337
Non-affiliated, non-controlled investments (PIK)		259	63	728	161
Affiliated investments		25	305	68	889
Affiliated investments (PIK)		-	1,588	58	4,595
Controlled investments		485	151	1,415	161
Total interest income		4,990	5,872	12,765	15,143
Dividend income from:
Non-affiliated, non-controlled investments		340	435	1,297	1,369
Controlled investments		400	480	2,099	1,440
Total dividend income		740	915	3,396	2,809
Other income from:
Non-affiliated, non-controlled investments		303	561	943	642
Affiliated investments (PIK)		-	-	-	282
Controlled investments		-	25	-	25
Total other income		303	586	943	949
Total investment income		$6,033	$7,373	$17,104	$18,901

Expenses:
Management fees		$804	$876	$2,355	$2,301
Incentive fees		-	382	-	888
Administration fees		221	175	704	511
Custody fees		13	13	41	39
Directors’ fees		49	61	156	172
Professional services		878	937	1,669	1,613
Interest expense		2,671	3,147	8,008	7,636
Other expenses		313	209	698	561
Total expenses		$4,949	$5,800	$13,631	$13,721
Incentive fee waiver		-	-	(4,854)	-
Net expenses		4,949	5,800	$8,777	$13,721
Net investment income before taxes		$1,084	$1,573	$8,327	$5,180
Excise tax		$22	$-	$123	$-
Net investment income		$1,062	$1,573	$8,204	$5,180

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments		$1,171	$1,770	$(17,729)	$38
Affiliated investments		-	(110)	(110,784)	(4,162)
Controlled investments		-	-	-	140
Total net realized gain (loss)		1,171	1,660	(128,513)	(3,984)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments		163	(3,202)	5,274	13,994
Affiliated investments		5	(3,568)	108,325	(5,062)
Controlled investments		(1,070)	406	(1,586)	1,774
Total net change in unrealized appreciation (depreciation)		(902)	(6,364)	112,013	10,706
Net realized and unrealized gains (losses)		$269	$(4,704)	$(16,500)	$6,722
Net increase (decrease) in net assets resulting from operations		$1,331	$(3,131)	$(8,296)	$11,902

Net investment income per share (basic and diluted):	(1)	$0.14	$0.39	$1.42	$1.32
Earnings per share (basic and diluted):	(1)	$0.18	$(0.79)	$(1.43)	$3.02
Weighted average shares outstanding (basic and diluted):	(1)	7,601,958	3,985,741	5,796,255	3,935,008

Weighted average shares outstanding and per share amounts have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.